PRESS RELEASE For immediate release

NVE Corporation Reports Third Quarter Results

EDEN PRAIRIE, Minn.—January 20, 2010—NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and nine months ended December 31, 2009.

Total revenue for the third quarter of fiscal 2010 increased 13% to $6.62 million from $5.88 million in the prior-year quarter. The revenue increase was due to a 15% increase in product sales and a 4% increase in contract research and development revenue. Net income for the third quarter of fiscal 2010 increased 12% to $2.77 million, or $0.57 per diluted share, compared to $2.47 million, or $0.52 per diluted share, for the prior-year quarter.

For the first nine months of fiscal 2010, total revenue increased 21% to $20.0 million from $16.5 million for the first nine months of the prior year. The increase was due to a 14% increase in product sales and a 61% increase in contract research and development revenue. Net income for the first nine months of fiscal 2010 increased 26% to $8.40 million, or $1.73 per diluted share, compared to $6.67 million, or $1.40 per diluted share, for the first nine months of fiscal 2009.

“We are pleased to report strong revenue and earnings growth for the quarter,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D. “The economic environment appears to be improving.”

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks in continued growth in revenue and profitability, risks associated with our reliance on several large customers, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and other reports filed with the SEC.

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                          NVE CORPORATION
                        STATEMENTS OF INCOME
 QUARTERS AND NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008 (Unaudited)

                                              Quarter Ended December 31
                                                  2009         2008
                                               -----------  -----------
 Revenue
  Product sales                                $ 5,292,228  $ 4,596,948
  Contract research and development              1,332,629    1,287,165
                                               -----------  -----------
 Total revenue                                   6,624,857    5,884,113
 Cost of sales                                   2,102,855    1,763,090
                                               -----------  -----------
 Gross profit                                    4,522,002    4,121,023
 Expenses
  Selling, general, and administrative             548,973      508,953
  Research and development                         251,625      258,998
                                               -----------  -----------
 Total expenses                                    800,598      767,951
                                               -----------  -----------
 Income from operations                          3,721,404    3,353,072
 Interest income                                   414,669      306,814
 Other income                                           --          800
                                               -----------  -----------
 Income before taxes                             4,136,073    3,660,686
 Provision for income taxes                      1,368,590    1,192,282
                                               -----------  -----------
 Net income                                    $ 2,767,483  $ 2,468,404
                                               ===========  ===========
 Net income per share - basic                  $      0.59  $      0.53
                                               ===========  ===========
 Net income per share - diluted                $      0.57  $      0.52
                                               ===========  ===========
 Weighted average shares outstanding
  Basic                                          4,700,583    4,665,333
  Diluted                                        4,855,948    4,783,633

                                                  Nine Months Ended
                                                     December 31
                                                   2009         2008
                                               -----------  -----------
 Revenue
  Product sales                                $16,003,710  $14,015,651
  Contract research and development              3,964,180    2,460,038
                                               -----------  -----------
 Total revenue                                  19,967,890   16,475,689
 Cost of sales                                   5,979,378    4,918,140
                                               -----------  -----------
 Gross profit                                   13,988,512   11,557,549
 Expenses
  Selling, general, and administrative           1,807,050    1,623,810
  Research and development                         810,486      925,893
                                               -----------  -----------
 Total expenses                                  2,617,536    2,549,703
                                               -----------  -----------
 Income from operations                         11,370,976    9,007,846
 Interest income                                 1,177,892      838,323
 Other income                                           --        4,200
                                               -----------  -----------
 Income before taxes                            12,548,868    9,850,369
 Provision for income taxes                      4,148,270    3,178,968
                                               -----------  -----------
 Net income                                    $ 8,400,598  $ 6,671,401
                                               ===========  ===========
 Net income per share - basic                  $      1.79  $      1.43
                                               ===========  ===========
 Net income per share - diluted                $      1.73  $      1.40
                                               ===========  ===========
 Weighted average shares outstanding
  Basic                                          4,689,849    4,656,758
  Diluted                                        4,845,150    4,774,925

                          NVE CORPORATION
                          BALANCE SHEETS
                 DECEMBER 31 AND MARCH 31, 2009

                                               (Unaudited)
                                                 Dec. 31,    March 31,
                                                   2009         2009
                                               -----------  -----------
 ASSETS
 Current assets
  Cash and cash equivalents                    $ 1,164,219  $ 1,875,063
  Marketable securities, short term              1,616,228           --
  Accounts receivable, net of allowance for
   uncollectible accounts of $15,000             2,928,348    3,366,698
  Inventories                                    1,792,217    2,247,621
  Deferred tax assets                                   --      667,729
  Prepaid expenses and other assets                988,192      669,307
                                               -----------  -----------
 Total current assets                            8,489,204    8,826,418
 Fixed assets
  Machinery and equipment                        5,573,448    5,328,237
  Leasehold improvements                           450,546      450,546
                                               -----------  -----------
                                                 6,023,994    5,778,783
  Less accumulated depreciation                  4,746,905    4,485,509
                                               -----------  -----------
 Net fixed assets                                1,277,089    1,293,274
 Marketable securities, long term               43,586,133   32,446,748
                                               -----------  -----------
 Total assets                                  $53,352,426  $42,566,440
                                               ===========  ===========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
  Accounts payable                             $   428,344  $   257,239
  Accrued payroll and other                        579,100      637,463
  Deferred taxes                                    46,436           --
  Deferred revenue                                  41,667      104,167
                                               -----------  -----------
 Total current liabilities                       1,095,547      998,869

 Shareholders' equity
  Common stock                                      47,006       46,693
  Additional paid-in capital                    20,169,924   19,166,524
  Accumulated other comprehensive income (loss)  1,032,057     (252,940)
  Retained earnings                             31,007,892   22,607,294
                                               -----------  -----------
 Total shareholders' equity                     52,256,879   41,567,571
                                               -----------  -----------
 Total liabilities and shareholders' equity    $53,352,426  $42,566,440
                                               ===========  ===========